Exhibit 1

                             JOINT FILING AGREEMENT
                             ----------------------

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendment thereto) with respect to the Ordinary Shares, par value NIS 0.04 per share, of ECTel Ltd.; and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.

         In witness whereof, the undersigned hereby execute this Agreement this 29th day of June, 2004.


                                    KOOR INDUSTRIES LTD.

                                        By: /s/ Shlomo Heller
                                            --------------------------------
                                            Name:  Shlomo Heller
                                            Title: General Counsel


                                    TELRAD NETWORKS LTD.


                                        By: /s/ Reuven Avi-Tal
                                            --------------------------------
                                            Name:  Reuven Avi-Tal
                                            Title: Chief Executive Officer


                                    M.A.G.M. CHEMISTRY HOLDINGS LTD.


                                        By: /s/ Shlomo Heller /s/ Yuval Yanai
                                            ---------------------------------
                                            Name:  Shlomo Heller; Yuval Yanai
                                            Title: Director; Director